CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form N-4 of Prudential Discovery Premier Group Variable Contract Account (“Registration Statement”) of our reports dated April 10, 2019, relating to the financial statements of the subaccounts listed in Appendix A, which appear in such Registration Statement. We also consent to the use in this Registration Statement of our report dated March 22, 2019, relating to the consolidated financial statements of The Prudential Insurance Company of America and its subsidiaries, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
New York, NY
April 10, 2019

Appendix A

• Prudential Government Money Market Portfolio
• Prudential Diversified Bond Portfolio
• Prudential Government Income Portfolio
• Prudential Conservative Balanced Portfolio
• Prudential Flexible Managed Portfolio
• Prudential High Yield Bond Portfolio
• Prudential Stock Index Portfolio
• Prudential Equity Portfolio (Class I)
• Prudential Jennison Portfolio (Class I)
• Prudential Global Portfolio
• Invesco V.I. Core Equity Fund (Series I)
• MFS® Growth Series (Initial Class)
• T. Rowe Price Equity Income Portfolio (Equity Income Class)
• Prudential Value Portfolio (Class I)
• Prudential Small Capitalization Stock Portfolio
• Prudential Jennison 20/20 Focus Portfolio (Class I)
• Invesco V.I. Government Securities Fund (Series I)
• Invesco V.I. International Growth Fund (Series I)
• AB VPS Growth and Income Portfolio (Class A)
• AB VPS Large Cap Growth Portfolio (Class A)
• AB VPS Small Cap Growth Portfolio (Class A)
• American Century VP Income & Growth Fund (Class I)
• Davis Value Portfolio
• The Dreyfus Sustainable U.S. Equity Portfolio, Inc. (Initial Shares)
• Franklin Small-Mid Cap Growth VIP Fund (Class I)
• Templeton Foreign VIP Fund (Class I)
• Invesco V.I. Mid Cap Growth Fund (Series I)
• Janus Henderson VIT Enterprise Portfolio (Institutional Shares)
• Janus Henderson VIT Global Research Portfolio (Institutional Shares)
• MFS® Total Return Bond Series (Initial Class)
• MFS® Investors Trust Series (Initial Class)
• MFS® Total Return Series (Initial Class)
• PIMCO Short-Term Portfolio (Administrative Class)
• Delaware VIP Emerging Markets Series (Standard Class)
• MFS® Massachusetts Investors Growth Stock Portfolio (Initial Class)
• Fidelity® VIP Contrafund® Portfolio (Initial Class)
• Fidelity® VIP Mid Cap Portfolio (Initial Class)